Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated February 19, 1999 relating to the financial statements of Applied Cellular Technology, Inc., included in Applied Cellular Technology, Inc.'s Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

St. Louis, Missouri
October 25, 1999